LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.

                                 CODE OF ETHICS
                               ("CODE OF ETHICS")

A.    PREAMBLE
      --------

      This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "Act") to effectuate the purposes and objectives of that Rule. This Code of Ethics also applies to all entities to which Los Angeles Capital Management serves as an advisor. These entities are herein referred to as ("Investment Advisory Clients"). The Rule makes it unlawful for certain persons, in connection with the purchase or sale by such person of a security held or to be acquired(1) by an investment company or in an investment account to which Los Angeles Capital Management (the "Company") is an investment advisor:

      1. To employ a device, scheme or artifice to defraud an Investment Advisory Client;

      2. To make to an Investment Advisory Client any untrue statement of a material fact or omit to state to an Investment Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

      3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon an Investment Advisory Client; or

      4. To engage in a manipulative practice with respect to an Investment Advisory Client, or

      5. To engage in any manipulative practice with respect to securities, including price manipulation.

      All employees must comply with applicable Federal securities laws. The Rule also requires that every investment advisor to an investment company adopt, and the Board of Directors of each of its client investment companies approve, a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard, and use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code.

      This Code of Ethics is adopted by the Board of Directors of the Company in compliance with the Rule. This Code of Ethics is based upon the principle that the directors and officers of the Company, and certain affiliated persons of the Company, owe a fiduciary duty to, among others, its Investment Advisory Clients to conduct their affairs, including their personal securities

--------------------
(1) A security is deemed to be "held or to be acquired" if within the most recent fifteen (15) days it (i) is or has been held by the Investment Advisory Client, or (ii) is being or has been considered for purchase by the Investment Advisory Client.

transactions, in such manner to avoid (i) serving their own personal interests ahead of its Investment Advisory Clients; (ii) taking inappropriate advantage of their position with the Company; and (iii) engaging in any personal securities transaction in violation of this Code of Ethics or participating in any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Company to report violations of this Code of Ethics to the Compliance Officer of the affected Investment Advisory Client(s). It is also requires that any access person report any violations of the firm's Code of Ethics to the Chief Compliance Officer. The prohibitions also pertain to making use of information that an "ACCESS PERSON" may become aware of by virtue of his or her relationship with a client organization. Such "inside information" cannot be used as the basis for any stock purchase or sale if it is indeed non public in nature and comes about through dialogue and interaction with an official at a client firm.

B.    DEFINITIONS
      -----------

      1.    "ACCESS PERSON" means:

            (i) any director, officer or employee of the Company or any affiliate of the Company whose job regularly involves such person in the investment process on behalf of an Investment Advisory Client. This includes the formulation and making of investment recommendations and decisions for an Investment Advisory Client, the purchase and sale of securities for an Investment Advisory Client and the utilization of information about an Investment Advisory Client's investment recommendations, decisions and trades; and

            (ii) any natural person who controls the Company or any affiliate of the Company, and who obtains information regarding the Company's investment recommendations or decisions with respect to any of its Investment Advisory Clients. However, a person whose control arises only as a result of his official position with such entity is excluded from this item (ii),

            (iii) every employee of Los Angeles Capital Management is considered an access person.

      2. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when an Investment Advisory Client has a pending "buy" or "sell" order with respect to a security. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

      3. "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

      4. "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

      5. "COVERED PERSON" means:

            (i) an Access Person; and

            (ii) any director, officer, general partner or person performing a similar function for the Company even if he has no knowledge of and is not involved in the investment process.

      6. "SECURITY" shall have the meaning set forth in Section 80b-2 (a) (18) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, corporate debt instruments, municipal bonds, and bond and money market funds.

      7. "Proprietary Accounts" are any accounts in which the company has at a minimum 20-25% beneficial ownership position.

C.    PROHIBITED TRANSACTIONS
      -----------------------

      1.    No COVERED PERSON shall:

            (a) engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above;

            (b) purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP and which to his or her ACTUAL KNOWLEDGE at the time of such purchase or sale:

                  (1)   is  being   considered  for  purchase  or  sale  by  any
                        Investment Advisory Client, or

                  (2) is being purchased or sold by any Investment Advisory Client; or

            (c) disclose to other persons the securities activities engaged in or contemplated for any Investment Advisory Client.

      2.    No ACCESS PERSON SHALL:

            (a) accept any gift or other thing of greater value than $100 from any person or entity that does business with or on behalf of the Company.

            (b) acquire any securities in an initial public offering, in order to preclude any possibility of such person profiting from his or her positions with the Company.

            (c) purchase any securities in a private placement, without prior approval of the Chief Compliance Officer of the Company or other person designated by the Chief Compliance Officer. Any person authorized to purchase securities in a private placement shall disclose that investment when such person plays a part in any subsequent consideration of an investment in the issuer for an Investment Advisory Client. In such circumstances, the Company's decision to purchase or sell securities of the issuer for an Investment Advisory Client shall be subject to independent review by investment personnel with no personal interest in the issuer.

            (d) serve on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Company. Any such authorization shall be based upon a determination that the board service would not be inconsistent with the interests of the Company and its shareholders and shall be subject to the implementation of appropriate "Chinese Wall" or other procedures to isolate such investment personnel from the investment personnel making decisions about trading in that company's securities.

            (e) engage in frequent trading of mutual funds which the Company serves as advisor or sub-advisor. Frequent trading is defined as selling a position that was taken less than six months prior or repurchasing a position that was sold sooner than a six month waiting period afterward. Exhibit D lists the mutual funds where Los Angeles Capital acts as an adviser or sub adviser.

      3.    Proprietary Accounts shall:

            (a) be traded after all client accounts in the event that the proprietary account is purchasing or selling securities that are available for purchase or sale in other client accounts.

D.    EXEMPTED TRANSACTIONS
      ---------------------

      The prohibitions of Subparagraphs C.1.(b) shall not apply to:

            1. purchases or sales effected in any account over which the Access Person or Covered Person, as applicable, has no direct or indirect influence or control;

            2. purchases or sales which are non-volitional on the part of either the Access Person, Covered Person or the Company, as applicable;

            3. purchases which are part of an automatic dividend reinvestment plan;

            4. purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            5. purchases or sales of securities which are not eligible for purchase by any Investment Advisory Client and which are not related economically to securities purchased, sold or held by any Investment Advisory Client, and are approved upon review by the Chief Compliance officer; and

            6. transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to an Investment Advisory Client and which are otherwise in accordance with Rule 17j-1, such determination to be made by the Chief Compliance Officer of the Company taking into consideration the nature of the security, the amount and nature of transactions by the Company on behalf of its Investment Advisory Clients, the proposed amount and nature of the transactions by the officer, director or employee, the current and normal market activity in the subject security, and such other factors as are relevant to such determinations, which exemption determination may be made by standing order of the Chief Compliance Officer or on a case-by-case basis as the circumstances require.

E.    COMPLIANCE PROCEDURES
      ---------------------

      1. PRE-CLEARANCE. All Access Persons shall receive prior written approval from either the Director of Trading or the Director of Implementation AND the Chief Compliance Officer before purchasing or selling equity securities, and only those mutual funds listed in Exhibit D. In the absence of the Chief Compliance Officer, a second signature must be obtained from the Chairman of the firm. A pre-trade authorization form can be obtained from the Chief Compliance Officer. Any such approval shall be valid until the end of that business day after such approval is given or such shorter time as specified in the written approval. Please submit all original Pre-Trade Authorization forms to the Chief Compliance Officer upon execution. Purchases or sales of securities which are not eligible for purchase or sale by any Investment Advisory Client that serves as the basis of the individual's "ACCESS PERSON" status shall be entitled to clearance automatically from the Chief Compliance Officer. Mutual fund sales and purchases not listed in Exhibit D do not need pre-clearance. Exchange traded funds (ETF's) are also excluded from pre-clearance..

      2. DISCLOSURE OF PERSONAL HOLDINGS. All Access Persons shall disclose to the Chief Compliance Officer of the Company all personal securities, mutual funds, exchange traded funds (ETF's), unitized trusts or pooled investment asset holdings within 10 days of becoming an Access Person and thereafter no later than each January 30th. Such reports shall be made on the forms attached as Exhibit A (Initial Report) and Exhibit B (Annual Report) and shall be delivered to the Chief Compliance Officer of the Company. The Chief Compliance Officer shall review these reports promptly upon receipt of them.

      3. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. Every COVERED PERSON shall certify in writing annually that:

            (a) he or she has received, read and understood the Code of Ethics and any amendments made to it, and recognizes that they are subject thereto;

            (b) he or she has complied with the requirements of the Code of Ethics; and

            (c)   he or  she  has  reported  all  personal  securities  or  fund
                  transactions   required  to  be   reported   pursuant  to  the
                  requirements of the Code of Ethics.

            This certification shall be contained in the Annual Report (Exhibit B hereto). Los Angeles Capital will provide every employee with a copy of the current Code of Ethics along with any amendments each year and employees will be required to certify that they have received, read, and understood the provisions of that Code.

      4. REPORTING REQUIREMENTS.

                  (a) Every COVERED PERSON shall report to the Chief  Compliance
            Officer of the Company the information described in Subparagraph 4.(b) of this Section with respect to transactions in any security to which prior authorization was required and in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that a Covered Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

                  (b) Reports  required to be made under this Section 4 shall be made no later than 10 business days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every COVERED PERSON shall be required to submit a report for all periods, including those periods in which no securities or fund transactions were effected. A report shall be made on the Securities and Fund Transaction Report for the Calendar Quarter (Exhibit C) or on any other form containing the following information:

                  (1) the date of the transaction, the title and the number of shares or units, and the principal amount of each security or fund involved;

                  (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (3)   the price at which the transaction was effected; and

                  (4) the name of the broker, dealer or bank with or through whom the transaction was effected.

            The Chief Compliance Officer shall review these reports promptly upon receipt of them.

                  (c) Any such report may  contain a  statement  that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect BENEFICIAL OWNERSHIP in the security to which the report relates.

                  (d) Every ACCESS  PERSON shall supply to the Chief  Compliance
            Officer, on a timely basis, duplicate copies of the confirmations of all personal securities and fund transactions and copies of all periodic statements for all securities and fund accounts.

                  (e) The Chief  Compliance  Officer of the Company shall notify each COVERED PERSON that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

                  (g) Reports  submitted to the Company pursuant to this Code of
            Ethics shall be confidential and shall be provided only to the officers, directors, and counsel of the Company and its Investment Company Advisory Clients, or regulatory authorities upon appropriate request.

      5.  CONFLICT OF  INTEREST.  Every  COVERED  PERSON  shall notify the Chief
      Compliance Officer of the Company of any personal conflict of interest relationship that may involve the Company, such as the existence of any economic relationship between his or her transactions and securities held or to be acquired by any Investment Advisory Client.

F.    REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS
      -------------------------------------------------

      1. The Chief Compliance Officer of the Company shall promptly report to the Company's Board of Directors all material violations of this Code of Ethics and the reporting requirements thereunder.

      2. A material violation of the Code of Ethics includes, but is not limited to: failure to receive pre-clearance for a reportable trade, frequent trading of mutual funds where LA Capital acts as advisor or sub-advisor, fraudulent misrepresentation of personal securities holdings or conflicts of interest, receipt or gifting of an excessive gift to a client, prospective client or any individual or entity in business with the company, repetitive non-material violations for the same offense, and/or any of the items listed in numbers 1-5 of the Preamble.

      3. The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine to what degree this Code of Ethics has been violated and what sanctions, if any, should be imposed.

G.    ANNUAL REPORTING TO THE BOARD OF DIRECTORS
      ------------------------------------------

      The Chief Compliance Officer of the Company shall prepare an annual report relating to this Code of Ethics to the board of directors of each Investment Company client. Such annual report shall:

            1. identify any material violations of the Code of Ethics and any procedures or sanctions imposed in response to such material violations during the past year;

            2. describe any issues arising under the Code of Ethics or procedures since the last annual report and identify any recommended changes in the existing restrictions or procedures based upon the Company's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

            3. certify that the Company has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code of Ethics.

H.    RETENTION OF RECORDS
      --------------------

      This Code of Ethics, a list of all persons required to make reports and review reports hereunder from time to time, as shall be updated by the Chief Compliance Officer of the Company, a copy of each report made by a COVERED PERSON hereunder, each memorandum made by the Chief Compliance Officer of the Company hereunder and a record of any violation hereof and any action taken as a result of such violation, and all other records required under Rule 17j-1 and Rule 204A-1 shall be maintained by the Company as required under Rule 17j-1 and Rule 204A-1.

Dated:  October 30, 2007

                                                                       Exhibit A

                         LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.
                                 CODE OF ETHICS
                                 INITIAL REPORT

To the Chief Compliance Officer:

      1. I hereby acknowledge receipt of a copy of the Code of Ethics for Los Angeles Capital Management (the "Company").

      2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "ACCESS PERSON."

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as any economic relationship between my transactions and securities held or to be acquired by the Company or any of its portfolios.

      4. As of the date I become an Access Person I had a direct or indirect BENEFICIAL OWNERSHIP in the following securities:

(NOTE:  Do  NOT  report  holdings  in  U.S.  Government   securities,   bankers'
acceptances, bank certificates of deposit, commercial paper, corporate debt instruments, municipal bonds, and bond and money market funds.)

If you do not own any reportable securities, please write NONE.

--------------------------------------------------------------------------------------------------------
                         TYPE OF       NUMBER OF SHARES &
       SECURITY         SECURITY        PRINCIPAL AMOUNT        TICKER OR CUSIP      BROKER-DEALER/BANK
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

      5. As of the date I become an Access Person I held securities or fund units for my direct or indirect benefit with the following brokers, dealers and banks whether or not transactions in such securities are reportable under the Code.

--------------------------------------------------------------------------------------------------------
 FINANCIAL INSTITUTION           NAME & ACCT NUMBER         TYPE OF ACCOUNT      DIRECT/INDIRECT BENEFIT
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------


Date:                               Signature:
     ----------------------------             ----------------------------------

                                    Print Name:
                                               ---------------------------------

                                    Title:
                                          --------------------------------------

Exhibit B

                         LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.
                                  ANNUAL REPORT

All Access Persons must report any securities owned either directly (registered in your name) or indirectly (in a beneficial ownership account) as of each December 31st. The reports must be returned to the Chief Compliance Officer by January 30th each year.

Access Person (name):                             Date of Report:
                      ---------------------------                 --------------

(NOTE:  Do  NOT  report  holdings  in  U.S.  Government   securities,   bankers'
acceptances, bank certificates of deposit, commercial paper, corporate debt instruments, municipal bonds, bond and money market funds.)

If you do not own any reportable securities, please write NONE.

--------------------------------------------------------------------------------------------------------
                         TYPE OF       NUMBER OF SHARES &
       SECURITY         SECURITY        PRINCIPAL AMOUNT        TICKER OR CUSIP      BROKER-DEALER/BANK
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

Annual Certification

To the Chief Compliance Officer:

      1. I have received, read and understand the most recent version of the Code of Ethics of Los Angeles Capital Management and recognize that I am subject thereto in the capacity of an "Access Person."

      2. I hereby certify that, during the year ended December 31, 20__, I have complied with the requirements of the Code and I have reported all securities and fund transactions required to be reported pursuant to the Code.

                                    Signature:
                                              ----------------------------------

                                    Print Name:
                                               ---------------------------------

                                    Date:
                                         ---------------------------------------

Exhibit C

                         LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.

Securities and Fund Transactions Report For the Calendar Quarter Ended _________

To the Chief Compliance Officer:

      1. During the quarter referred to above, the following transactions were effected in securities or funds in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Company.

If you did not trade any reportable securities, please write NONE.

====================================================================================================================================
                                                                                   Nature of
                                                                                   Transaction                  Broker/Dealer
                                   Date of         Number      Dollar Amount       (Purchase, Sale,             or Bank through
 Security and Ticker or CUSIP      Transaction     of Shares   of Transaction      Other)              Price    Whom Effected
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

      I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Company or any of its Series.

            NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper, corporate debt instruments, municipal bonds, bond and money market funds.

      2. During the quarter referred to above, the following are new accounts with all brokers, dealers or banks with which I hold securities whether or not transactions in such securities are reportable under the Code:

Broker/Dealer/Bank              Account Number          Date Account Established
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date:                               Signature:
     ----------------------------             ----------------------------------

                                    Print Name:
                                               ---------------------------------

                                    Title:
                                          --------------------------------------

Exhibit D

                         LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.
                                 CODE OF ETHICS

                          RESTRICTED MUTUAL FUNDS LIST
                          ----------------------------

Please obtain prior approval before trading in any of the following Funds:

DJ WILSHIRE LARGE GROWTH FUND
DJ WILSHIRE SMALL GROWTH FUND
DJ WILSHIRE SMALL VALUE FUND
DJ WILSHIRE 5000 INDEX FUND
ISI STRATEGY FUND
PRINCIPAL PARTNERS SMALL VALUE FUND
PRINCIPAL PARTNERS MID CAP VALUE FUND
SEI INSTITUTIONAL INVESTMENT TRUST SMALL CAP FUND
SEI INSTITUTIONAL INVESTMENT TRUST SMALL/MID CAP EQUITY FUND
SEI INSTITUTIONAL MANAGED TRUST TAX-MANAGED SMALL CAP FUND
SEI INSTITUTIONAL MANAGED TRUST SMALL/MID CAP DIVERSIFIED ALPHA FUND
SEI ISLAMIC US EQUITY FUND
SEI INTEGRATED MANAGED ACCOUNT PROGRAM (IMAP) US LARGE CAP GROWTH EQUITY SEI CANADA US SMALL COMPANY EQUITY FUND